As Filed with the Securities and Exchange Commission on June 30, 1998
                                         Registration No. 333-_________
======================================================================
                  SECURITIES AND EXCHANGE COMMISSION
                       WASHINGTON, D.C.   20549
                         ____________________

                               FORM S-8

                        REGISTRATION STATEMENT
                                 UNDER
                      THE SECURITIES ACT OF 1933

                         LSB INDUSTRIES, INC.
         ____________________________________________________
        (Exact name of registrant as specified in its charter)

             Delaware                            73-1015226
       ___________________________        _______________________
       (State of Incorporation)           (I.R.S. Employer
                                          Identification No.)

      16 South Pennsylvania Avenue, Oklahoma City, Oklahoma 73107
     ____________________________________________________________
          (Address of principal executive offices) (Zip Code)

                 1993 Stock Option and Incentive Plan
                 ____________________________________
                         (Full Title of Plan)

     Heidi L. Brown, Esquire            Copy to:
     Vice President and                 Irwin H. Steinhorn, Esquire
     Managing Counsel                   CONNER & WINTERS
     LSB INDUSTRIES, INC.               One Leadership Square
     16 South Pennsylvania              Suite 1700
     Post Office Box 754                211 North Robinson
     Oklahoma City, Oklahoma 73101      Oklahoma City, Oklahoma 73102
     (405) 235-4546
     _____________________________

  Title of                        Proposed          Proposed
 securities         Amount         maximum          maximum        Amount of
   to be            to be       offering price      aggregate     Registration
 registered       registered    per share(1)(2)   offering price       fee
 __________       __________    _______________   ______________  ____________
Common Stock to    850,000       $4 1/32-6 5/8       $3,712,573       $1,095
be issued under
the 1998 Stock
Option and
Incentive Plan
_________________

(1) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of the price at which options granted under the 1993 Stock Option and Incentive Plan may be exercised and, with respect to shares of Common Stock not subject to outstanding options, on the basis of $4 1/32 per share, such amount being the average high and low price of the Common Stock as reported on the New York Stock Exchange on June 24, 1998.

(2) The maximum offering price per share and the maximum aggregate offering price are based upon the following prices at which outstanding options granted under the 1993 Stock Option Plan may be exercised:

     Number of Shares of Common Stock        Exercise Price Per Share
     Subject to Outstanding Options              of Common Stock
     ________________________________        _________________________

                 310,000                            $4.125
                 119,500                            $4.1875
                 360,000                            $4.538
                  32,000                            $4.875
                  15,000                            $5.362
                   2,000                            $5.88
                   2,000                            $6.625
                   9,500                            $4.03125*
                 _______
                 850,000

     *$4 1/32 is the average of the high and low price of the Common Stock as reported on the New York Stock Exchange on June 24, 1998.

                       LSB INDUSTRIES, INC.
                REGISTRATION STATEMENT ON FORM S-8

                             PART II
        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.     Incorporation of Documents by Reference.

     There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission:

     1. The Company's Annual Report on Form 10-K for the year ending December 31, 1997, filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the
          "Exchange Act").

     2. The Company's Annual Report on Form 10-K/A for the year ending December 31, 1997, filed pursuant to Section 13 of the Exchange Act.

     3. The Company's Quarterly Report on Form 10-Q for the three months ending March 31, 1998, filed pursuant to Section
          13 of the Exchange Act.

     4. The Company's Amended Quarterly Report on Form 10-Q/A for the three months ending March 31, 1998, filed pursuant to
          Section 13 of the Exchange Act.

     5. The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A dated August 16, 1994, filed pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

          Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     Counsel for the Company, Conner & Winters, A Professional Corporation, One Leadership Square, Suite 1700, 211 North Robinson, Oklahoma City, Oklahoma 73102, has rendered an opinion as to the Common Stock offered hereby. As of the date of this Registration Statement, Irwin H. Steinhorn, a member of Conner & Winters, beneficially owned 6,250 shares of the Company's Common Stock.

Item 6.  Indemnification of Directors and Officers.

     The Company's Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a company will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability (i) for any breach of their duty of loyalty to the company or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) for unlawful payments or dividends or unlawful stock repurchases or redemptions as provided Section 174 of Delaware General Corporation Law or (iv) for transactions from which the director derived an improper personal benefit.

     The Company carries officer and director liability insurance with respect to certain matters, including matters arising under the Securities Act of 1933, as amended (the "Securities Act").

     Insofar as indemnification for liabilities arising under the Securities Act is permitted to directors and officers of the Corporation pursuant to the foregoing provisions, or otherwise, the Company has been informed that in the opinion of the Commission such indemnification is against public policy, as expressed in the Securities Act, and is therefore unenforceable.

Item 7.  Exemption from Registration Claimed.

     Not Applicable.

Item 8.  Exhibits.

     Exhibit
     Number              Description
    ________            ___________
      4.1      1993 Stock Option and Incentive Plan, effective
               August 5, 1993

      4.2      Form of Incentive Stock Option Agreement

      4.3      Form of Incentive Stock Option Agreement (10%
               Shareholder)

      4.4      Form of Substitute Incentive Stock Option Agreement

      5.1      Opinion of Conner & Winters, A Professional
               Corporation

      15.1 Letter of Acknowledgment regarding unaudited interim financial information

      23.1     Consent of Ernst & Young, LLP

      23.2     Consent of Conner & Winters, A Professional
               Corporation (contained in Exhibit 5.1)

      24.1     Power of Attorney (see page II-6)

Item 9.  Undertakings.

      A.   The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                            SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto, duly authorized, in the City of Oklahoma City, Oklahoma on June 25, 1998.

                              LSB INDUSTRIES, INC.


                              By /s/ Jack E. Golsen
                                ________________________________
                                Jack E. Golsen, President and
                                Chief Executive Officer

                        POWER OF ATTORNEY


     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jack E. Golsen and Heidi L. Brown, jointly and severally, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitution or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed on June 25, 1998, by the following persons in the capacities indicated:



   /s/ Jack E. Golsen
_________________________          President, Chief Executive
Jack E. Golsen                     Officer, Chairman of the Board
                                   and Director
                                   (Principal Executive Officer)

   /s/ Tony M. Shelby
_________________________          Senior Vice President of
Tony M. Shelby                     Finance and Director
                                   (Principal Financial Officer)

   /s/ Jim D. Jones
_________________________          Vice President, Controller and
Jim D. Jones                       Treasurer
                                   (Principal Accounting Officer)

/s/ Raymond B. Ackerman
_________________________          Director
Raymond B. Ackerman


/s/ Robert C. Brown
_________________________          Director
Robert C. Brown

/s/ Gerald J. Gagner
_________________________          Director
Gerald J. Gagner

/s/ Barry H. Golsen
_________________________          Director
Barry H. Golsen

/s/ David R. Goss
_________________________          Director
David R. Goss

/s/ Bernard G. Ille
_________________________          Director
Bernard G. Ille

/s/ Donald W. Munson
_________________________          Director
Donald W. Munson

/s/ Horace G. Rhodes
_________________________          Director
Horace G. Rhodes

/s/ Jerome D. Shaffer
_________________________          Director
Jerome D. Shaffer

                          EXHIBIT INDEX

       Exhibit                                        Sequential
       Number                Description              Page Number
      _______               ___________              ___________
        4.1      1993 Stock Option and Incentive
                 Plan, effective August 5, 1993

        4.2      Form of Incentive Stock Option
                 Agreement

        4.3      Form of Incentive Stock Option
                 Agreement (10% Shareholder)

        4.4      Form of Substitute Incentive Stock
                 Option Agreement

        5.1      Opinion of Conner & Winters,
                 A Professional Corporation

        15.1     Letter of Acknowledgment regarding
                 unaudited interim financial information

        23.1     Consent of Ernst & Young, LLP

        23.2     Consent of Conner & Winters,
                 A Professional Corporation
                 (contained in Exhibit 5.1)

        24.1     Power of Attorney (see page
                 II-6)